Exhibit 10.44

Intelicom International Holding, Inc.
RE-CAPITALIZATION AGREEMENT

This Agreement is entered into on this 8th day of September 1998 by and between Intelicom International Holding, Inc., (hereinafter "Intelicom") with offices at 28050 US 19 North, Suite 202, Clearwater, Florida 34621, Systems Communications, Inc., (hereinafter"SCI") with offices at 4707 140th Avenue North, Suite 107, Clearwater, Florida 33762, Affiliated Communications, Company, Inc., (hereinafter "ACCI") with offices in Clearwater, Florida.

WHEREAS, SCI and ACCI are shareholders of Intelicom; and

WHEREAS, Intelicom is preparing to do a private placement to raise operating capital; and

WHEREAS, Intelicom has done an analysis and determined the need to reduce the number of issued and outstanding shares in order to provide an attractive opportunity to investors; and

WHEREAS, Intelicom has presented the attached re-capitalization plan to the parties; and

WHEREAS, SCI and ACCI recognizes the need for re-capitalization of Intelicom, and would like to enhance the opportunity for Intelicom's success;

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, the Parties agree as follows:

1. SCI will surrender 375,000 shares of its 1,000,000 shares of Intelicom common stock to Intelicom, for cancellation.

2. SCI will distribute 300,000 shares of the remaining stock as a dividend to its existing shareholders to create a shareholder base for the Intelicom common stock.

3. SCI will provide Intelicom verification that upon distribution of the dividend to its shareholders that it will have a minimum of 300 shareholders with a minimum of 100 shares each, in order to meet the requirements of NASDQ.

4. The remaining 325,000 shares will be used to pay consultants and fees associated with the furtherance of Intelicom. Of these shares, SCI will administer 200,000 as agreed, with the prior approval of Bruce Baker, a third party consultant. The additional 125,000 shares will be put into Dunn Capital Corp., a consulting firm under an agreement that said shares will not be distributed without the prior approval of Bruce Baker.

5. The parties agree to cancel the existing ACCI consulting Agreement by and between the parties.

6. ACCI will return it's issued 2,000,000 shares of Intelicom stock to Intelicom and Intelicom agrees to redistribute the stock in accordance with attached re-capitalization as founders stock.


7. With the execution of this Agreement, Intelicom rescinds the authorization of the additional 1,000,000 shares to ACCI that were approved in the "Action by Written Consent of the Board of Directors dated August 9th 1998.

8. Intelicom will issue to Ken Allen as part of his employment agreement, 50,000 shares of restricted stock.

9.  Intelicom will issue to Jackson Morris 25,000 shares of restricted stock.

10. The parties agree to the re-capitalization as set forth herein and attached hereto and believe it to be in the best interest of the shareholders and future investors.

11. This Agreement and interpretation thereof shall be governed by the laws of the State of Florida and the State and/or Federal courts located in Hillsborough County Florida shall be the exclusive proper jurisdiction for any disputes arising hereunder.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement effective as of the date indicated above:

Intelicom International Holding, Inc.           Systems Communications, Inc.

By: /s/________________________                     By: /s/_________________
   Mark D. Cobb                                     James T. Kowalczyk,
   President; Director                              President; Director

Date: _________________________                 Date:________________________



Affiliated Communications Company, Inc.         Systems Communications, Inc.

By: /s/------------------------                     By: /s/__________________
    Bruce Baker                                     Edwin B. Salmon
    President Director                              Secretary; Director

Date: ___________________________               Date: _______________________